                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               VECTOR AEROMOTIVE
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         VECTOR AEROMOTIVE CORPORATION
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 22, 1996
                             ---------------------

To the Shareholders:

     The annual meeting of the shareholders of VECTOR AEROMOTIVE CORPORATION will be held at the Marriott at Sawgrass, 1000 TPC Boulevard, Ponte Vedra Beach, Florida on Wednesday, the 22nd day of May 1996, at 10:30 Eastern Daylight Time, for the following purposes:

          1. To elect a board of five directors;

          2. To consider and act upon a proposal to amend the Company's 1994 Omnibus Stock Plan to increase the total number of Common Shares of the Company authorized to be issued thereunder from 1,000,000 to 2,500,000;

          3. To consider and act upon a proposal to ratify the appointment of BDO Seidman as independent auditors for the Company for the fiscal year 1996; and

          4. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 25, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at such meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting. However, if you cannot attend the meeting in person, please sign, date and return promptly the enclosed proxy in the envelope provided. Any proxy may be revoked at any time before it is voted.

                                          By order of the Board of Directors,

                                          /s/ D. Peter Rose
                                          ------------------
                                          D. Peter Rose,
                                          President

April 29, 1996

                         VECTOR AEROMOTIVE CORPORATION
                             ---------------------
                                PROXY STATEMENT
                             ---------------------

PERSONS MAKING THE SOLICITATION

     The accompanying proxy is solicited by the Board of Directors of VECTOR AEROMOTIVE CORPORATION, a Nevada corporation (the "Company") which has its principal executive offices at 7601 Centurion Parkway South, Jacksonville, Florida 32256. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to shareholders was April 29, 1996. The cost of preparing, assembling and mailing this Proxy Statement and each accompanying proxy is to be borne by the Company. The Company may, upon request, reimburse banks, brokerage houses and other institutions for their expenses in forwarding proxy material to their principals. Directors, officers and regular employees of the Company may, for no additional compensation, solicit proxies personally from shareholders if proxies are not received promptly.

VOTING SECURITIES

     Holders of record of the Company's Common Shares at the close of business on April 25, 1996, are entitled to notice of, and to vote at, the meeting. As of the record date, there were 53,446,691 Common Shares issued, outstanding and entitled to vote. Proxies are solicited to give all shareholders of record on the books of the Company at the close of business on the record date an opportunity to vote on matters that come before the meeting. On all matters properly presented to the meeting, the holders of the Common Shares will vote together, as a single class, with each share entitled to one vote. Cumulative voting is not permitted by the Company's Articles of Incorporation.

                         ITEM 1.  ELECTION OF DIRECTORS

NOMINEES FOR ELECTION OF DIRECTORS

     A board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the following nominees, each of whom currently serves as a director of the Company:
D. Peter Rose, Sudjaswin E.L., Michael J. Kimberley, Richard J. Aprahamian and George J. Fencl. In the event any nominee becomes unable to serve as a director as of the time of the meeting, proxies will be voted in favor of any substitute nominee designated by the current Board of Directors. Each director holds office until the next annual meeting and until his successor is elected and qualified.

     The names of the Company's executive officers and directors, together with certain other information, is set forth below.

                           NAME                              AGE         POSITION
- -----------------------------------------------------------  ---   --------------------
D. Peter Rose..............................................  50    President, Director
Sudjaswin E.L..............................................  36    Director
Michael J. Kimberley.......................................  57    Director
Richard J. Aprahamian......................................  58    Director
George J. Fencl............................................  53    Director

     D. PETER ROSE. Mr. Rose has served as a director and President of the Company since April 1995. Mr. Rose joined the Company as General Manager in February 1995. From April 1994 to February 1995, he was a private consultant in the automobile industry. From 1983 through April 1994 he served in various executive positions, including President of Active Control Systems, Inc. and Director with TRW, Inc.

     SUDJASWIN E.L. Mr. Sudjaswin has served as a director of the Company since December 1993, in accordance with an agreement between V'Power Corporation ("VPC") and the Company which provides that

VPC has the right to nominate one member to the Board of Directors. See "Certain Relationships." Since November 1993, Mr. Sudjaswin has served as the President and as a managing director of VPC. Mr. Sudjaswin also serves as a managing director of Automobili Lamborghini SpA ("Lamborghini").

     MICHAEL J. KIMBERLEY. Mr. Kimberley has served as a director of the Company since May 1994. Since April 15, 1994, Mr. Kimberley has served as a managing director of Lamborghini. From January 1992 to April 1994, he was the Executive Vice President of General Motors Overseas Corporation for Malaysia. From 1969 through December 1991, he was employed in various executive positions by Group Lotus plc, the manufacturer of Lotus sports cars, and certain of its affiliated companies.

     RICHARD J. APRAHAMIAN. Mr. Aprahamian has served as a director of the Company since December 1994, and as Secretary of the Company since May 1994. Mr. Aprahamian has engaged in the private practice of law since 1972, and is currently a shareholder and director in the law firm of Aprahamian & Ducote, P.C. in Los Angeles, California.

     GEORGE J. FENCL. Mr. Fencl has been a director of the Company since December 1994. He also served as a director of the Company from August 1992 to May 1994. From 1984 to the present, he has been a self-employed consultant and private investor.

BOARD COMMITTEES

     The Compensation Committee is a committee of the Board of Directors which is responsible for establishing the compensation payable to the Company's executive officers. The Compensation Committee also administers the Company's various stock option plans. As of the date hereof, the members of the Compensation Committee are Messrs. Sudjaswin and Kimberley. In December 1994, a Special Committee of the Board of Directors was established to be responsible for reviewing proposed transactions between the Company and its affiliates. The members of the Special Committee are Messrs. Aprahamian and Fencl.

     During calendar year 1995, the Board of Directors held nine meetings and acted by unanimous written consent in lieu of a meeting on seven occasions. All of the Company's directors attended at least 75% of the Board meetings. During 1995, the Compensation Committee held one meeting, which was attended by all of its members.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the three years ended December 31, 1995, the two individuals who served as chief executive officer of the Company during 1995 (the "Named Officers"). No executive officer of the Company received annual salary and bonus exceeding $100,000 in 1995.

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                                                         ------------
                                                                           ANNUAL         SECURITIES
                                                                       COMPENSATION(1)    UNDERLYING
                                                              FISCAL   ---------------     OPTIONS
                NAME AND PRINCIPAL POSITION                    YEAR        SALARY          # SHARES
- ------------------------------------------------------------  ------   ---------------   ------------
D. Peter Rose...............................................   1995       $  88,816          70,000
  President(2)
Robert A. Braner............................................   1995              --          95,000
  President and Chief Executive Officer(3)                     1994              --         150,000
                                                               1993         114,348              --

- ---------------

(1) Excludes certain perquisites not exceeding 10% of salary.
(2) Mr. Rose was elected President of the Company in April 1995. Compensation includes all compensation paid to Mr. Rose during 1995. Prior to 1995, Mr. Rose was not an employee of the Company.
(3) Mr. Braner was President and Chief Executive Officer of the Company through March 1995.

(4) During fiscal year 1993, the Company accrued salary payable to Mr. Braner in the amount of $114,348. Of such amount, $46,848 was paid during 1993 fiscal year, and the remaining $67,500 was paid during the 1994 fiscal year.

     No employee of the Company receives any additional compensation for his services as a director. Non-employee directors receive no salary for their services as such. The Board of Directors has authorized payment of reasonable travel and other out-of-pocket expenses incurred by non-employee directors in attending meetings of the Board of Directors.

     Currently the Company does not have any written employment agreements with its executive officers.

     Option Grants Table. The following table sets forth information on grants of stock options (all of which are presently exercisable) during the year ended December 31, 1995 to the Named Officers.

                                              PERCENT OF TOTAL                 MARKET PRICE
                                              OPTIONS GRANTED    EXERCISE OR        OF
                            OPTIONS GRANTED     TO EMPLOYEES     BASE PRICE    COMMON SHARES     EXPIRATION
           NAME                 SHARES            IN YEAR         ($/SHARE)    ON GRANT DATE        DATE
- --------------------------  ---------------   ----------------   -----------   -------------   ---------------
D. Peter Rose.............       70,000               5%            $ .38          $ .54       August 28, 2005
Robert A. Braner..........       95,000              11%            $ .38          $ .54       August 28, 2005

     Fiscal Year-End Options/Option Values Table.

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                           OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                       FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                                                   ---------------------------   ---------------------------
                      NAME                         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -------------------------------------------------  -----------   -------------   -----------   -------------
D. Peter Rose....................................     70,000           --          $25,900           --
Robert A. Braner.................................    245,000           --          $68,150           --

- ---------------

(1) The dollar value is calculated by determining the difference between $.75 per share, the closing bid price of the Common Shares on December 31, 1995, and the exercise price of the options and warrant.

CONFLICTS OF INTEREST

     Two of the Company's directors, Messrs. Sudjaswin and Kimberley, have relationships with Lamborghini. Mr. Kimberley serves as a managing director of Lamborghini, and Mr. Sudjaswin is also a managing director of Lamborghini. The Company has identified and established mutually beneficial business relationships with Lamborghini and its American affiliate, Automobili Lamborghini U.S.A. ("Lamborghini U.S.A."). To date, these arrangements include joint development, and manufacture by Lamborghini, of the engine for the Vector M12 automobile and the sublease of a facility by the Company from Lamborghini U.S.A. for the Company's executive offices.

STOCK OPTION AND OTHER PLANS

     The Company adopted an Incentive Stock Option Plan in 1988, a second Incentive Stock Option Plan in 1990 and a third Incentive Stock Option Plan in 1992 (collectively, the "Incentive Plans"). The Incentive Plans cover an aggregate of 290,000 shares. No options have been issued under the Incentive Plans. The Incentive Plans are administered by the Compensation Committee of the Board of Directors. The Incentive Plans provide that no option may be granted at an exercise price less than the fair market value of the Common Shares of the Company on the date of grant. Options granted under the Incentive Plans are intended to qualify under Section 422A of the Internal Revenue Code as "incentive stock options."

     The Company adopted a Non-Qualified Stock Option Plan in 1988, a second Non-Qualified Stock Option Plan in 1990 and a third Non-Qualified Stock Option Plan in 1992 (collectively, the "Non-Qualified Plans"). The Non-Qualified Plans are also administered by the Compensation Committee of the Board of Directors and cover a total of 370,000 shares. As of March 31, 1996, 222,000 options were outstanding under the Non-Qualified Plans, and 94,000 options had been exercised. The Non-Qualified Plans provide that options may be granted at exercise prices not less than 50% of the fair market value of the Common Shares of the Company on the date of grant.

     The 1994 Omnibus Stock Plan (the "Omnibus Plan") was adopted in May 1994. The purpose of the Omnibus Plan is to provide a vehicle under which a variety of equity-based awards can be granted to employees, Non-Affiliated Individuals (as defined in the Omnibus Plan), and non-employee directors of the Company in order to promote the Company's development and success. The Omnibus Plan permits the award of non-qualified stock options, incentive stock options, restricted shares, performance units, performance shares, share appreciation rights, and other forms of awards, including deferrals of earned awards, as approved by the Compensation Committee of the Board of Directors.

     A maximum of 1,000,000 Common Shares are currently reserved and available for grants under the Omnibus Plan. During 1995, options for 834,000 Common Shares were issued under the Omnibus Plan. For further information concerning the Omnibus Plan, including the proposed amendment of the Omnibus Plan to increase the number of Common Shares issuable pursuant thereto from 1,000,000 to 2,500,000, see Item 2. AMENDMENT OF 1994 OMNIBUS STOCK PLAN.

     The Company also has 667,500 warrants outstanding to purchase Common Shares at $.21875 per share. These warrants were issued in October 1993 to certain former directors and officers of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of Common Shares as of March 31, 1996, by (i) each person who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, which is composed solely of Common Shares, (ii) each director, (iii) the Company's President, and (iv) all executive officers and directors as a group. Beneficial ownership of Common Shares has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Except as otherwise noted, and except as community property laws apply, the Company believes that each person has sole voting, dispositive and investment power with respect to the shares shown.

                                                                       NUMBER OF        PERCENT
                        NAME AND ADDRESS(1)                             SHARES          OF CLASS
- --------------------------------------------------------------------  -----------       --------
D. Peter Rose(2)....................................................       70,000(3)         *
Sudjaswin E.L.(4)(5)................................................       95,000(6)         *
Michael J. Kimberley(4).............................................       95,000(7)         *
George J. Fencl(4)..................................................      223,236(8)         *
Richard J. Aprahamian(4)............................................       65,000(9)         *
Setdco Engineering Corporation(10)..................................    5,000,000          9.4
V'Power Corporation(5)..............................................  143,333,333(11)     90.1
Hutomo Mandala Putra(5).............................................  143,333,333(11)     90.1
All Executive Officers and Directors as a Group (5 persons).........      548,236(12)      1.0

- ---------------

   * Less than 1%.
 (1) Except as noted, the address for all persons listed is 7601 Centurion Parkway South, Jacksonville, Florida 32256.
 (2) President and Director.
 (3) Includes 70,000 shares acquirable upon exercise of presently exercisable stock options.
 (4) Director.
 (5) Pursuant to the terms of a Share Purchase Agreement between VPC and the Company dated January 14, 1994, VPC designated Mr. Sudjaswin as its representative on the Company's Board of Directors. Mr. Sudjaswin disclaims beneficial ownership of the shares owned by VPC. VPC is a Bahamian corporation which is beneficially owned by Hutomo Mandala Putra. The address of VPC is Wisma Kyoei Prince 25th Floor , Jl. Jend. Sudirman Kav. 3-4, Jakarta 10220, Indonesia, and Hutomo

     Mandala Putra's address is Wisma Antara, Jl. Medan Merdeka Selatan No. 17, Jakarta 10110, Indonesia.
 (6) Includes 95,000 shares acquirable upon exercise of presently exercisable stock options.
 (7) Includes 95,000 shares acquirable upon exercise of presently exercisable stock options.
 (8) Includes 150,000 shares acquirable upon exercise of presently exercisable warrant and 65,000 shares upon exercise of presently exercisable stock option.
 (9) Includes 65,000 shares acquirable upon exercise of presently exercisable stock options.
(10) The address of Setdco Engineering Corporation is Wisma Kyoei Prince, 25th Floor, Jln. Jend Sudirman Kav. 3-4, Jakarta 10220, Indonesia. Setdco is a Bahamian corporation owned by Mr. Setiawan Djody and certain of his family members.
(11) Includes 106,000,0000 shares acquirable upon exercise of presently exercisable options.
(12) Excludes the Common Shares beneficially owned by VPC, as to which the officers and directors disclaim beneficial ownership. However, if the ownership of such shares is attributed to one or more officers and directors of the Company, then as of such date officers and directors as a group would beneficially own a total of 143,881,569, or 90.1%, of the Company's issued and outstanding Common Shares.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Except as described below, to the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and certain representations provided to the Company, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 1995. During 1995, VPC and Mr. Putra filed late their Form's 4 with respect to the transactions contemplated by the January 6, 1995 Purchase Agreement (as defined below).

CERTAIN RELATIONSHIPS

     The Company currently subleases approximately 7,000 square feet of office space in Jacksonville, Florida from Lamborghini U.S.A. on a month-to-month basis at a rental rate of $7,176 per month.

     Automobili Lamborghini SpA and the Company have entered into an agreement whereby they have co-developed, and Lamborghini manufactures, the engine for the M12 vehicle. In addition, the Company is paying to Lamborghini the cost of the Company's tooling used to manufacture the engine. The Company also agreed to purchase a minimum number of engines through 1997 for a predetermined price (subject to increases in cost of production). In addition, in January 1996, Lamborghini loaned $200,000 to the Company which was repaid in February 1996.

     Effective as of January 6 and December 29, 1995, the Company entered into two separate Share Purchase Agreements (the "Purchase Agreements") and Registration Rights Agreements (the "Registration Agreements") with VPC. Pursuant to the Purchase Agreements, VPC purchased (i) in January 1995 for an aggregate consideration of $6,000,000, 18,333,333 Common Shares and an option to purchase 50 million Common Shares originally exercisable at any time before April 6, 1996, extended in 1996 to expire April 6, 1997 at a price of $.43 per share and (ii) in January 1996 for an aggregate consideration of $5,000,000, 10 million Common Shares and an option expiring in January 1997 to purchase an additional 50 million Common Shares at a price of $.45 per share. Pursuant to the Registration Agreements, the Company has granted to VPC certain rights to have all Common Shares issued or issuable under the Purchase Agreements registered under the Securities Act of 1933, as amended. Pursuant to a Share Purchase Agreement dated

January 14, 1994, VPC also has an option to acquire 6,000,000 Common Shares at a price of $.75 exercisable (as extended in 1996) at any time prior to April 28, 1997.

     Effective as of January 5 and December 7, 1995, the Company entered into financial consulting agreements (the "Consulting Agreements") with Broadleaf Limited, an Irish Republic limited company ("Broadleaf"). Broadleaf had provided certain services relating to the Purchase Agreements. In addition, Broadleaf has agreed to perform continuing financial advisory services to the Company through December 31, 1996. In consideration for all services rendered and to be rendered under the Consulting Agreement, the Company has paid Broadleaf $440,000.

     The Company paid $150,000 to Vector Aeromotive Indonesia, an affiliate of VPC, for marketing and distribution services performed during 1995.

VOTE REQUIRED

     The affirmative vote of a majority of the outstanding Common Shares of the Company present or represented by proxy and entitled to vote at the annual meeting is required to elect the Board of Directors. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of electing directors. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on directors, those shares will not be considered as present and entitled to vote with respect to election of directors. The Board of Directors expects that all Common Shares owned by VPC will be voted in favor of the election of the director nominees. Such shares represent approximately 70% of the Common Shares entitled to vote at the Annual Meeting.

     Should any director nominee become unable or unwilling to accept nomination or election, it is intended that the persons acting under the enclosed proxy will vote for the election of such other person as the current Board of Directors may designate. The Company has no reason to believe that any of the director nominees will be unable or unwilling to serve if elected to office.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE ELECTION OF MESSRS. ROSE, SUDJASWIN, KIMBERLEY, FENCL AND APRAHAMIAN. UNLESS OTHERWISE DIRECTED BY A SHAREHOLDER, PROXIES WILL BE VOTED "FOR" THE ELECTION OF SUCH NOMINEES.

                 ITEM 2.  AMENDMENT OF 1994 OMNIBUS STOCK PLAN

     Operation of Plan. The Omnibus Plan consists of three separate sub-plans, the Employee Sub-Plan, the Non-Employee Director Sub-Plan and the Consultant Sub-Plan. The Omnibus Plan provides a vehicle under which a variety of equity-based awards can be granted to employees, non-employee directors and consultants of the Company. Awards under the Omnibus Plan may consist of non-qualified stock options, incentive stock options, restricted shares, performance units, performance shares, share appreciation rights and other forms of awards, including deferrals of earned awards, as approved by the Compensation Committee of the Board of Directors

     Under the Omnibus Plan, key employees are eligible to receive incentive stock options or non-qualified stock options. The exercise price of options may not be less than 50% of the fair market value of the underlying Common Shares on the date of the grant; provided (i) that the exercise price of incentive stock options may not be less than 100% (110% in the case of an employee (a "10% stockholder") who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the Common Shares on the date of the grant and (ii) the exercise price of options granted to non-employee directors must be 70% of the fair market value of the Common Shares on the date of the grant. The term of an option may not be greater than ten years (five years in the case of an incentive stock option granted to a 10% stockholder) from the date of the grant. Options may not be exercisable until six months from the date of grant, except that options granted to consultants may not be exercised until 12 months from the date of grant. The exercise price of options must be paid in cash or, at the discretion of the Compensation Committee, by delivery of the optionee's full recourse promissory note or delivery of Common Stock already owned by the participant for at least six months and valued at its fair market value. Options expire within prescribed periods after termination of employment.

     For federal income tax purposes, an optionee will not recognize any taxable income at the time an option is granted. Generally, an optionee will recognize income at the time of exercise of an option equal to the amount by which the value of the Common Shares at the time of exercise exceeds the exercise price of the option. The holder of an incentive stock option, however, will under certain circumstances not recognize income until sale of the Common Shares acquired upon exercise of the incentive stock option. The Company will generally receive a deduction at the time the optionee recognizes income.

     At April 16, 1996, the closing bid price of the Common Shares on the Nasdaq SmallCap Market was $.71.

     Option Grants. No grants of awards under the Omnibus Plan were made in 1994. In 1995, options for an aggregate of 834,000 shares were granted under the Omnibus Plan, all at an exercise price of $.38 per share. Recipients of these option grants were as follows:

                                                                                NUMBER OF
                                                                                 COMMON
                                       NAME                                      SHARES
    --------------------------------------------------------------------------  ---------
    D. Peter Rose, President..................................................    70,000
    Robert A. Braner, former President........................................    95,000
    Sudjaswin E.L., Director..................................................    95,000
    Michael J. Kimberley, Director............................................    95,000
    George J. Fencl, Director.................................................    65,000
    Richard J. Aprahamian, Director...........................................    65,000
    Directors of the Company who are not Executive Officers as a Group........   320,000
    Executive Officers of the Company as a Group..............................    45,000
    All employees of the Company, other than Executive Officers, as a Group...   254,000

     Proposed Amendment. Subject to the approval of the Company's shareholders at the annual meeting, the Omnibus Plan will be amended to increase the number of Common Shares authorized to be issued pursuant to the Omnibus Plan from 1,000,000 to 2,500,000.

VOTE REQUIRED

     Approval of the amendment to the Omnibus Plan will require the affirmative vote of a majority of the Common Shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of approving the amendment. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on this matter, those shares will not be considered as present and entitled to vote with respect to this matter. The Board of Directors expects that all Common Shares owned by VPC will be voted in favor of the election of the director nominees.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE OMNIBUS PLAN.

                         ITEM 3.  APPROVAL OF AUDITORS

     Subject to shareholder ratification, the Board of Directors has reappointed the firm of BDO Seidman, Certified Public Accountants, Orlando, Florida, as independent auditors to make an examination of the accounts of the Company for the fiscal year 1996.

     One or more representatives of BDO Seidman are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.

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

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" SUCH RATIFICATION. UNLESS OTHERWISE DIRECTED BY A SHAREHOLDER, PROXIES WILL BE VOTED "FOR" SUCH RATIFICATION.

                                 OTHER MATTERS

     Management does not know of any matters to be presented for action at the meeting other than as set forth in items (1), (2) and (3) of the Notice of Annual Meeting of Shareholders. However, if any other matters come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

                             REVOCABILITY OF PROXY

     The giving of a proxy does not preclude the right to vote in person, should the person giving the proxy so desire. Shareholders may revoke a proxy at any time before it has been voted by written notice to the Secretary of the Company or by giving notice of revocation at the Annual Meeting of Shareholders.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting on or before December 31, 1996.

                             ADDITIONAL INFORMATION

     The Company's Annual Report to Shareholders is being supplied to holders of the Company's Common Shares together with this Proxy Statement. A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders of record upon written request to: Investor Relations, Vector Aeromotive Corporation, 7601 Centurion Parkway South, Jacksonville, Florida 32256.

                                          VECTOR AEROMOTIVE CORPORATION

Jacksonville, Florida
April 29, 1996

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